Exhibit 99.1

Contact: Brian Turner
Chief Financial Officer
425-943-8000

Media Contact: Marci Maule
Director Public Relations
425-943-8277
COINSTAR ANNOUNCES RECORD THIRD QUARTER 2008 RESULTS
Company Increases Revenue and EBITDA Expectations for 2008
BELLEVUE, Wash.—October 30, 2008—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three months ended September 30, 2008.
Despite continued weakness in the overall economy due primarily to the credit crisis and the housing downturn, Coinstar’s 4th Wall™ bundle of product and services continued to show resilience. Led by the DVD product line which experienced a dramatic increase in revenue from a year ago, and the Coin product line which had solid installations during the quarter, Coinstar saw consolidated revenue grow 68% from the prior year period. This was combined with the continued integration of the money transfer business, double-digit growth in E-payment revenue, offset by a decline in Entertainment revenue.
Highlights for the three months ended September 30, 2008, were as follows:

Revenue	$240.5	million
EBITDA	$42.1	million	(see Appendix A)
Free Cash Flow	$(5.1)	million	(see Appendix A)
Adjusted fully taxed, fully diluted earnings per share	$0.20		(see reconciliation below)
Net Income	$4.5	million
Highlights for the nine months ended September 30, 2008, were as follows:

Revenue	$650.9	million
EBITDA	$114.5	million	(see Appendix A)
Free Cash Flow	$(6.9)	million	(see Appendix A)
Adjusted fully taxed, fully diluted earnings per share	$0.61		(see reconciliation below)
Net Income	$9.9	million
Included in GAAP net income for the third quarter of 2008 were certain non-cash charges including $2.4 million in amortization of intangible assets and deferred financing fees, and $2.3 million in non-cash stock based compensation. Excluding these items, net of taxes $3.0 million, Coinstar reported adjusted net income of $6.2 million.
Included in GAAP net income for the nine months of 2008 were certain non-cash charges including $7.3 million in amortization of intangible assets and deferred financing fees, $6.3 million in non-cash stock based compensation, and unique charges of $3.1 million. Excluding these items, net of taxes $9.5 million, Coinstar reported adjusted net income of $17.1 million.

A reconciliation of GAAP earnings per share to adjusted earnings per share for the three and nine months ended September 30, 2008, is as follows:

	Three Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2008
GAAP fully taxed, fully diluted earnings per share	$0.16	$0.35

Amortization of intangibles, net of tax	0.02	0.11
Stock based compensation expense, net of tax	0.02	0.09
Proxy, litigation and acquisition charges		0.06

Adjusted fully taxed, fully diluted earnings per share	$0.20	$0.61

At September 30, 2008, Coinstar had federal and state cumulative net operating loss carryforwards of approximately $3.5 million and $5.8 million, respectively. In addition, there were foreign net operating loss carryforwards of approximately $25.5 million.
“We’re generally pleased with our third quarter and year-to-date results, which underscore our team’s ability to navigate volatile fuel prices, unpredictable retail traffic and lower consumer confidence. We credit Coinstar’s product diversity, bundled approach, and our ability to proactively manage our mix on behalf of retail customers,” Dave Cole, Chief Executive Officer of Coinstar, Inc. stated. “In the current environment, our portfolio of businesses is increasingly valuable as retailers look for cost effective ways to monetize their under-utilized square footage.”
Other Information
Additional Other Information is posted in the “About Us — Investor Relations” section of Coinstar’s website at www.coinstar.com. A copy of today’s earnings conference call and accompanying slides are also posted to the “About Us — Investor Relations” section of our website.
Expectations
Management estimates that revenue for the fourth quarter ending December 31, 2008, will range from $250 million to $275 million. In addition, management estimates that for the fourth quarter GAAP earnings per fully taxed, fully diluted share will range from $0.11 to $0.17.
Conference Call
A conference call to discuss third quarter 2008 results will be broadcast live over the Internet today, Thursday, October 30, 2008, at 5:00 p.m. Eastern Time. The Webcast will be hosted at the About Us — Investor Relations section of Coinstar’s Web site at www.coinstar.com.
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 50,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.

# # #
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A
(in thousands unless otherwise noted)
Non GAAP measures
Non GAAP measures are provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.
EBITDA, as defined, represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including stock based compensation expense and minority interest. We believe EBITDA is an important non GAAP measure as it provides useful information regarding our ability to service, incur or pay down indebtedness. In addition, management uses such non GAAP measures internally to evaluate performance and manage operations. See below for reconciliation of most comparable GAAP measurements to EBITDA, which includes 100% EBITDA generated by Redbox.

	Three Months Ended	Nine Months Ended
in thousands	September 30, 2008	September 30, 2008
Net income	$4,511	$9,892
Depreciation, amortization and other	20,017	60,562
Interest expense, net	5,224	15,160
Income taxes	6,676	11,773
Stock based compensation	2,304	6,288
Minority interest	3,347	10,789

EBITDA	$42,079	$114,464

Free cash flow, excluding Redbox: we believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure. The table below reflects Coinstar’s free cash flow excluding any net cash flow from Redbox.

	Three Months Ended	Nine Months Ended
in thousands	September 30, 2008	September 30, 2008
Net cash provided by operating activities	$48,364	$110,126
Changes in operating assets and liabilities	(13,952)	(8,385)
Cash paid for capital expenditures, net	(52,684)	(123,579)
Net free cash flow used by Redbox	13,146	14,979

FREE CASH FLOW, excluding Redbox	$(5,126)	$(6,859)

Adjusted fully taxed, fully diluted earning per share: we believe that adjusted earnings per share is an important non GAAP measure as it provides useful information about our results from operations excluding certain non-cash and unique charges. We believe this measure provides an important comparison to prior period earnings and is representative of our operating results.

Coinstar, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Nine Month Periods		Three Month Periods
	Ended September 30		Ended September 30
	2008	2007	2008	2007
REVENUE	$650,919	$412,983	$240,497	$143,291

EXPENSES
Direct operating	453,340	270,930	168,721	86,721
Marketing	13,992	9,890	7,374	5,650
Research and development	3,578	4,083	1,157	1,397
General and administrative	65,762	41,336	22,760	15,685
Depreciation and other	53,572	44,117	17,746	15,100
Amortization of intangible assets	6,911	5,369	2,271	1,813
Proxy, write-off of acquisition costs, and litigation settlement	3,084	—	—	—

Income from operations	50,680	37,258	20,468	16,925
OTHER INCOME (EXPENSE):
Interest income and other expense, net	(1,662)	2,056	(529)	1,808
Interest expense	(16,226)	(12,464)	(5,404)	(4,365)
(Loss) Income from equity investments	(338)	861	(1)	2,217
Minority interest	(10,789)	—	(3,347)	—

Income before income taxes	21,665	27,711	11,187	16,585
Income tax expense	(11,773)	(12,742)	(6,676)	(7,520)

NET INCOME	$9,892	$14,969	$4,511	$9,065

NET INCOME PER SHARE:
Basic	$0.35	$0.54	$0.16	$0.33
Diluted	$0.35	$0.53	$0.16	$0.32

WEIGHTED SHARES OUTSTANDING:
Basic	27,992	27,796	28,170	27,846
Diluted	28,507	28,336	28,685	28,405

Coinstar, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$64,362	$18,497
Cash in machine or in transit	45,506	78,097
Cash being processed	72,883	99,998
Trade accounts receivable, net of allowance for doubtful accounts of $1,831 and $1,489 at September 30, 2008 and December 31, 2007, respectively	57,435	49,809
Inventory	82,169	33,360
Deferred income taxes	6,724	3,459
Prepaid expenses and other current assets	28,479	18,747

Total current assets	357,558	301,967
PROPERTY AND EQUIPMENT, NET	331,214	146,041
DEFERRED INCOME TAXES	790	16,447
OTHER ASSETS	10,195	15,150
EQUITY INVESTMENTS	—	33,052
INTANGIBLE ASSETS, NET	45,714	34,457
GOODWILL	289,185	221,459

TOTAL ASSETS	$1,034,656	$768,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$120,322	$49,829
Accrued payable to retailers and agents	108,914	99,998
Other accrued liabilities	76,280	40,911
Current portion of long-term debt and capital lease obligations	30,011	6,505

Total current liabilities	335,527	197,243
LONG-TERM DEBT, CAPITAL LEASE OBLIGATIONS AND OTHER	337,103	266,146
DEFERRED TAX LIABILITY	57	54
MINORITY INTEREST	34,915	—

TOTAL LIABILITIES	707,602	463,443

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at September 30, 2008 and December 31, 2007	—	—
Common stock, $0.001 par value—Authorized, 45,000,000 shares; 30,174,494 and 29,665,125 issued and 28,248,413 and 27,739,044 shares outstanding at September 30, 2008 and December 31, 2007, respectively	369,280	354,509
Accumulated deficit	(6,892)	(16,784)
Treasury stock	(40,831)	(40,831)
Accumulated other comprehensive income	5,497	8,236

Total stockholders’ equity	327,054	305,130

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,034,656	$768,573

COINSTAR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Month Periods
	Ended September 30
	2008	2007
OPERATING ACTIVITIES:
Net income	$9,892	$14,969
Adjustments to reconcile income from operations to net cash provided by operating activities:
Depreciation and other	53,572	44,117
Amortization of intangible assets and deferred financing fees	7,297	5,931
Write-off of acquisition costs	1,004	—
Non-cash stock-based compensation	6,288	4,886
Excess tax benefit from exercise of stock options	(615)	(3,921)
Deferred income taxes	9,231	10,737
Loss (income) from equity investments	3,449	(1,328)
Minority interest	10,789	—
Other	834	(388)
Cash provided (used) by changes in operating assets and liabilities, net of effects of business acquisitions:	8,385	(40,133)

Net cash provided by operating activities	110,126	34,870
INVESTING ACTIVITIES:
Purchase of property and equipment	(126,814)	(64,374)
Acquisitions, net of cash acquired	(24,829)	(81)
Loan to equity investee	—	(10,000)
Proceeds from sale of fixed assets	3,235	937

Net cash used by investing activities	(148,408)	(73,518)
FINANCING ACTIVITIES:
Principal payments on long-term debt, revolver loan, and capital lease obligations	(299,759)	(30,667)
Additional borrowings on credit facility	317,500	46,500
Excess tax benefit from exercise of stock options	615	3,921
Repurchase of common stock	—	(3,495)
Proceeds from exercise of stock options	8,547	3,936

Net cash provided by financing activities	26,903	20,195
Effect of exchange rate changes on cash	(2,462)	1,435
NET DECREASE IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	(13,841)	(17,018)
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	196,592	178,164

End of period	$182,751	$161,146